UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2010

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15295 Alton Parkway, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 16, 2010, ISTA Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the U.S. Food and Drug Administration (the “FDA”) has approved the Company’s supplemental New Drug Application for BROMDAYTM (bromfenac ophthalmic solution) 0.09%, as a once-daily prescription eye drop for the treatment of postoperative inflammation and reduction of ocular pain in patients who have undergone cataract extraction. BROMDAYTM is approved for dosing once-daily beginning one day prior to surgery, on the day of surgery and continuing for the first 14 days after surgery. Since 2005, ISTA has marketed XIBROM (bromfenac ophthalmic solution)® 0.09% in the U.S. for twice-daily use for the treatment of postoperative inflammation and the reduction of ocular pain in patients who have undergone cataract surgery. ISTA acquired U.S. ophthalmic rights to bromfenac in May 2002 under a license from Senju Pharmaceuticals Co. Ltd.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated October 16, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

October 18, 2010	By:	/S/ LAUREN P. SILVERNAIL
Chief Financial Officer and Vice President, Corporate Development